EXHIBIT 11

              CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                   COMPUTATION OF PER SHARE EARNINGS
                 (in thousands except per share data)

                                  Income from Continuing Operations
                              -----------------------------------------
                              Three Months Ended    Six Months Ended
                                   June 30,            June 30,
                              -------------------   -------------------
                                1997       1996      1997     1996
                              --------   --------  -------- -------
Computation of Earnings Per
  Common and Common
<F01>
  Equivalent Share (a):
---------------------------
Reported Income               $ 5,694    $ 5,688   $14,181  $17,885
                              ========   ========  ========   =======
Average number of shares
  used to compute earnings
  per common share             10,035      9,837    10,018    9,852

Effect of unexercised
  stock options                    32         59        36       65
                              --------   --------  -------- --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share             10,067      9,896    10,054    9,917
                              ========   ========  ======== ========
Earnings per common and
  common equivalent share     $  0.57    $  0.57   $  1.41  $  1.80
                              ========   ========  ======== ========

Computation of Earnings Per
  Common Share Assuming
<F01>
  Full Dilution (a):
---------------------------
Reported Income               $ 5,694    $ 5,688   $14,181  $17,885
                              ========   ========  ======== ========
Average number of shares
  used to compute earnings
  per common share             10,035      9,837    10,018    9,852

Effect of unexercised
  stock options                    45         59        45       65
                              --------   --------  -------- --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                10,080      9,896    10,063    9,917
                              ========   ========  ======== ========
Earnings per common share
  assuming full dilution      $  0.56    $  0.57   $  1.41  $  1.80
                              ========   ========  ======== ========

-------------------
<F01>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                             Page 16 of 17

                                                            EXHIBIT 11
                                                           (continued)
              CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                   COMPUTATION OF PER SHARE EARNINGS
                 (in thousands except per share data)

                                              Net Income
                              -----------------------------------------
                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                              -------------------- ------------------
                                1997       1996      1997     1996
                              --------   --------  -------- -------
Computation of Earnings Per
  Common and Common
<F02>
  Equivalent Share (a):
---------------------------
Reported Income               $ 6,292    $ 5,688   $14,779  $17,885
                              ========   ========  ======== ========
Average number of shares
  used to compute earnings
  per common share             10,035      9,837    10,018    9,852

Effect of unexercised
  stock options                    32         59        36       65
                              --------   --------  -------- --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share             10,067      9,896    10,054    9,917
                              ========   ========  ======== ========
Earnings per common and
  common equivalent share        0.63    $  0.57   $  1.47  $  1.80
                              ========   ========  ======== ========

Computation of Earnings Per
  Common Share Assuming
<F02>
  Full Dilution (a):
---------------------------
Reported Income               $ 6,292    $ 5,688   $14,779  $17,885
                              ========   ========  ======== ========
Average number of shares
  used to compute earnings
  per common share             10,035      9,837    10,018    9,852

Effect of unexercised
  stock options                    45         59        45       65
                              --------   --------  -------- --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                10,080      9,896    10,063    9,917
                              ========   ========  ======== ========
Earnings per common share
  assuming full dilution      $  0.62    $  0.57   $  1.47  $  1.80
                              ========   ========  ======== ========

--------------------
<F02>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.


                             Page 17 of 17